AGREEMENT AND PLAN OF REORGANIZATION

                                by and among

                           MONUMENT RESOURCES, INC.
                            a Colorado corporation

                                     and

                        CRESCENT OIL & GAS CORPORATION
                           a Delaware corporation

                                     and

                           POWERHOUSE RESOURCES, INC.
                             a Colorado corporation

                           Dated:  February 23, 1996


                               TABLE OF CONTENTS
                                                              Page

ARTICLE I
REPRESENTATIONS, COVENANTS AND WARRANTIES OF
CRESCENT AND POWERHOUSE  . . . . . . . . . . . . . . . . . . . .1

     Section 1.1    Organization . . . . . . . . . . . . . . . .1
     Section 1.2    Capitalization . . . . . . . . . . . . . . .2
     Section 1.3    Subsidiaries and Predecessor Corporations. .2
     Section 1.4    Options and Warrants . . . . . . . . . . . .2
     Section 1.5    Binding Obligation; No Default . . . . . . .3
     Section 1.6    Compliance with Other Instruments, Etc.. . .3
     Section 1.7    Consents . . . . . . . . . . . . . . . . . .3
     Section 1.8    Books and Records. . . . . . . . . . . . . .3
     Section 1.9    Financial Statements . . . . . . . . . . . .3
     Section 1.10   No Undisclosed Liabilities . . . . . . . . .4
     Section 1.11   Absence of Certain Changes . . . . . . . . .4
     Section 1.12   Plant and Equipment. . . . . . . . . . . . .6
     Section 1.13   Leases . . . . . . . . . . . . . . . . . . .6
     Section 1.14   Tax Returns. . . . . . . . . . . . . . . . .7
     Section 1.15   Transactions with Affiliates . . . . . . . .7
     Section 1.16   Contracts and Commitments. . . . . . . . . .8
     Section 1.17   Compliance with Contracts: Delivery of
                    Certain Contracts. . . . . . . . . . . . . .9
     Section 1.18   Insurance. . . . . . . . . . . . . . . . . 10
     Section 1.19   Labor Difficulties . . . . . . . . . . . . 10
     Section 1.20   Litigation . . . . . . . . . . . . . . . . 11
     Section 1.21   No Condemnation or Expropriation . . . . . 12
     Section 1.22   Compliance with Law. . . . . . . . . . . . 12
     Section 1.23   Environmental Compliance . . . . . . . . . 12
     Section 1.24   Employee Benefits. . . . . . . . . . . . . 14
     Section 1.25   Absence of Ouestionable Payments . . . . . 15
     Section 1.26   Personnel. . . . . . . . . . . . . . . . . 15
     Section 1.27   Real Property Holding Corporation. . . . . 15
     Section 1.28   Accuracy of Information Furnished. . . . . 15
     Section 1.29   Real Properties. . . . . . . . . . . . . . 16
     Section 1.30   Title and Related Matters. . . . . . . . . 16
     Section 1.31   Title to the Exchanged Crescent Stock. . . 16
     Section 1.32   Securities Warranties. . . . . . . . . . . 16
     Section 1.33   Crescent Schedules . . . . . . . . . . . . 18

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES OF MONUMENT. . . . . 18

     Section 2.1    Organization . . . . . . . . . . . . . . . 18
     Section 2.2    Capitalization . . . . . . . . . . . . . . 19
     Section 2.3    Subsidiaries . . . . . . . . . . . . . . . 19
     Section 2.4    Options and Warrants . . . . . . . . . . . 19
     Section 2.5    Binding Obligation; No Default . . . . . . 19
     Section 2.6    Compliance with Other Instruments, etc . . 19
     Section 2.7    Consents . . . . . . . . . . . . . . . . . 20
     Section 2.8    Books and Records. . . . . . . . . . . . . 20
     Section 2.9    Financial Statements . . . . . . . . . . . 20
     Section 2.10   No Undisclosed Liabilities . . . . . . . . 21
     Section 2.11   Absence of Certain Changes . . . . . . . . 21
     Section 2.12   Plant and Equipment. . . . . . . . . . . . 23
     Section 2.13   Leases . . . . . . . . . . . . . . . . . . 23
     Section 2.14   Tax Returns. . . . . . . . . . . . . . . . 24
     Section 2.15   Transactions with Affiliates . . . . . . . 24
     Section 2.16   Contracts and Commitments. . . . . . . . . 25
     Section 2.17   Compliance with Contracts;
                    Delivery of Certain Contracts. . . . . . . 26
     Section 2.18   Insurance. . . . . . . . . . . . . . . . . 27
     Section 2.19   Labor Difficulties . . . . . . . . . . . . 27
     Section 2.20   Litigation . . . . . . . . . . . . . . . . 27
     Section 2.21   No Condemnation or Expropriation . . . . . 28
     Section 2.22   Compliance with Law. . . . . . . . . . . . 28
     Section 2.23   Environmental Compliance . . . . . . . . . 29
     Section 2.24   Employee Benefits. . . . . . . . . . . . . 30
     Section 2.25   Personnel. . . . . . . . . . . . . . . . . 30
     Section 2.26   Real Property Holding Corporation. . . . . 30
     Section 2.27   Accuracy of Information Furnished. . . . . 30
     Section 2.28   Real Properties. . . . . . . . . . . . . . 31
     Section 2.29   Title and Related Matters. . . . . . . . . 31
     Section 2.30   Title to the Exchanged Monument Stock. . . 31
     Section 2.31   Compliance With Exchange Act . . . . . . . 32
     Section 2.32   Monument Schedules . . . . . . . . . . . . 32

ARTICLE III
PLAN OF REORGANIZATION . . . . . . . . . . . . . . . . . . . . 32

     Section 3.1    Plan of Reorganization . . . . . . . . . . 32
     Section 3.2    Share Exchange . . . . . . . . . . . . . . 33
     Section 3.3    Closing. . . . . . . . . . . . . . . . . . 33
     Section 3.4    Closing Events . . . . . . . . . . . . . . 33
     Section 3.5    Termination. . . . . . . . . . . . . . . . 34
     Section 3.6    Directors of Monument and Crescent . . . . 35

ARTICLE IV
SPECIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . 35

     Section 4.1    Access to Properties and Records . . . . . 35
     Section 4.2    Availability of Rule 144 . . . . . . . . . 35
     Section 4.3    Information for Monument Registration
                    Statement and Public Reports . . . . . . . 36
     Section 4.4 Special Covenants and Representations Regarding the Exchanged Monument Stock . . 36
     Section 4.5    Third Party Consents . . . . . . . . . . . 36
     Section 4.6    Actions Prior to Closing . . . . . . . . . 36
     Section 4.7    Indemnification. . . . . . . . . . . . . . 38
     Section 4.8    Intent and Binding Effect. . . . . . . . . 38
     Section 4.9    Monument Recapitalization. . . . . . . . . 39

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF MONUMENT. . . . . . . . 39

     Section 5.1    Accuracy of Representations. . . . . . . . 39
     Section 5.2    Officer's Certificate. . . . . . . . . . . 39
     Section 5.3    No Material Adverse Change . . . . . . . . 39
     Section 5.4    Other Items. . . . . . . . . . . . . . . . 40
     Section 5.5    Loan Repayment . . . . . . . . . . . . . . 40
     Section 5.6    Allan Arnold Contract. . . . . . . . . . . 40

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF CRESCENT. . . . . . . . 40

     Section 6.1    Accuracy of Representations. . . . . . . . 40
     Section 6.2    Officer's Certificate. . . . . . . . . . . 40
     Section 6.3    No Material Adverse Change . . . . . . . . 41
     Section 6.4    Other Items. . . . . . . . . . . . . . . . 41

ARTICLE VII
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 41

     Section 7.1    Brokers and Finders. . . . . . . . . . . . 41
     Section 7.2    Denver Registered Office . . . . . . . . . 41
     Section 7.3    Registration Costs . . . . . . . . . . . . 41
     Section 7.4    Law, Forum and Jurisdiction. . . . . . . . 42
     Section 7.5    Notices. . . . . . . . . . . . . . . . . . 42
     Section 7.6    Attorneys' Fees. . . . . . . . . . . . . . 43
     Section 7.7    Confidentiality. . . . . . . . . . . . . . 43
     Section 7.8    Schedules; Knowledge . . . . . . . . . . . 43
     Section 7.9    Third Party Beneficiaries. . . . . . . . . 43
     Section 7.10   Entire Agreement . . . . . . . . . . . . . 43
     Section 7.11   Survival; Termination. . . . . . . . . . . 44
     Section 7.12   Counterparts . . . . . . . . . . . . . . . 44
     Section 7.13   Amendment or Waiver. . . . . . . . . . . . 44
     Section 7.14   Incorporation of Recitals. . . . . . . . . 44
     Section 7.15   Expenses . . . . . . . . . . . . . . . . . 44
     Section 7.16   Headings; Context. . . . . . . . . . . . . 44
     Section 7.17   Benefit. . . . . . . . . . . . . . . . . . 44
     Section 7.18   Public Announcements . . . . . . . . . . . 45
     Section 7.19   Severability . . . . . . . . . . . . . . . 45
     Section 7.20   Failure of Conditions; Termination . . . . 45
     Section 7.21   No Strict Construction . . . . . . . . . . 45
     Section 7.22   Execution Knowing and Voluntary. . . . . . 45


                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as the "Agreement"), is entered into as of February 23, 1996, by and among Monument Resources, Inc. ("Monument"), a Colorado corporation, Crescent Oil & Gas Corporation ("Crescent"), a Delaware corporation and Powerhouse Resources, Inc.("Powerhouse"), a Colorado corporation.

                                   PREMISES

     A. This Agreement provides for the reorganization of corporate operations of Monument and Crescent pursuant to the terms set forth in this Agreement.

     B. As part of this Agreement, Monument shall issue and exchange 1,000 shares (the "Exchanged Monument Stock") of the non-voting convertible preferred stock, no par value, of Monument (the "Monument Common Stock") to Powerhouse immediately prior to the closing of the transactions contemplated by this Agreement, in exchange for 100 shares (the "Exchanged Crescent Stock") of the common stock, $0.01 par value, of Crescent (the "Crescent Common Stock") which constitutes 100% of the issued and outstanding common stock of Crescent, subject to the terms and conditions of this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                                   ARTICLE I

    REPRESENTATIONS, COVENANTS AND WARRANTIES OF CRESCENT AND POWERHOUSE

     As an inducement to, and to obtain the reliance of Monument, Crescent represents and warrants, and with respect to Sections 1.31(b) and 1.32, Powerhouse represents and warrants, as follows:
     Section 1.1 ORGANIZATION. Crescent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify would not have a material adverse effect upon the assets, business, properties or operations of Crescent. Included in the Crescent Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Crescent as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Crescent's articles of incorporation or bylaws. Crescent has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Crescent has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws and otherwise to consummate the transactions herein contemplated.

     Section 1.2 CAPITALIZATION. The authorized capitalization of Crescent consists of 200,000,000 shares of common stock, $0.01 par value (the "Crescent Common Stock"). As of the Closing Date, there are 100 shares of Crescent Common Stock issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable, and are not issued in violation of the preemptive or other rights of any person.

     Section 1.3 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Except as set forth on Schedule 1.3, Crescent does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.4 OPTIONS AND WARRANTS. There are no outstanding (a) securities convertible into or exchangeable for any of Crescent's capital stock; or (b) options, warrants, calls or other rights (including rights to demand registration or to sell in connection with any registration by Crescent under the Securities Act of 1933, as amended (the "Securities Act") to purchase or subscribe to capital stock of Crescent or securities convertible into or exchangeable for capital stock of Crescent. Crescent is not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights with respect to the Crescent Common Stock.

     Section 1.5 BINDING OBLIGATION; NO DEFAULT. Crescent has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not, to the best of Crescent's knowledge, constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which Crescent is a party or by which Crescent or the property of Crescent may be bound or may be subject. This Agreement constitutes the legal, valid and binding obligation of Crescent, enforceable against Crescent in accordance with its terms.

     Section 1.6 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Neither the execution and delivery of this Agreement by Crescent nor compliance by Crescent with the terms and conditions of this Agreement will: (a) require Crescent to obtain the consent of any governmental agency; (b) constitute a material default under any indenture, mortgage or deed of trust to which each of Crescent is a party or by which Crescent or its properties may be subject;
(c) cause the creation or imposition of any lien, charge or encumbrance on any of its assets; or (d) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Closing Date conflict with or result in a breach or any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which Crescent is subject.

     Section 1.7 CONSENTS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by Crescent in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     Section 1.8 BOOKS AND RECORDS. The books of account and other financial records of Crescent are complete and correct in all material aspects. The minute books of Crescent, as previously made available to Monument and its legal counsel, contain records of all meetings and accurately reflect all other material corporate action of the stockholders, directors and any committees of the Board of Directors of Crescent.

     Section 1.9 FINANCIAL STATEMENTS. At the closing, Crescent shall deliver to Monument true and correct copies of the audited financial statements of Com-Tek Resources, Inc. which includes the audited accounts of Crescent as of September 30, 1993, 1994 and for the periods then ended. The unaudited financial statements of Crescent and/or Powerhouse as of September 30, 1995 and for the period then ended shall fairly present the financial position of Crescent at September 30, 1995, and the results of the operations and the changes in cash flows for the years covered by the financial statements and shall be prepared in accordance with generally accepted accounting principles ("GAAP"). Crescent shall also furnish unaudited financial statements for the interim period ended December 31, 1995 (the "Financial Statements").

     Section 1.10  NO UNDISCLOSED LIABILITIES.  Except as set forth on
Schedule 1.10 hereto, Crescent does not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not adequately reflected or reserved against on Crescent's Financial Statements, except for liabilities and obligations incurred since the date thereof in the ordinary course of Crescent business and consistent with past practice and which, in any event, in the aggregate, would not have a Material Adverse Effect (as defined hereinafter).

     Section 1.11 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth on Schedule 1.11 hereto or except as otherwise expressly contemplated hereby, since the date of the Crescent Financial Statements, Crescent has not:

          (a) Suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), or reserves, and no event has occurred and no action has been taken by Crescent or, to the best knowledge of Crescent, any other person, nor is any such event or action contemplated or, to the best knowledge of Crescent, threatened, which might reasonably be expected to have a material adverse effect on the assets or the operations or condition (financial or otherwise) of Crescent's business ("Material Adverse Effect"), except that no representation or warranty is made as to general economic conditions or matters affecting Crescent's industry generally;

          (b) Suffered any material adverse change in its business, operations or prospects;

          (c)   Experienced any shortage of raw materials or supplies;

          (d) Incurred any short-term or long-term liabilities or obligations (absolute, accrued, contingent or otherwise) except items incurred in the ordinary course of business and consistent with past practice, none of such short-term or long-term liabilities or obligations exceeds $2,500 individually, or $5,000 in the aggregate, (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased or changed any assumptions underlying or method of calculating, any bad debt, contingency or other reserves;

          (e) Paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Crescent Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Crescent Financial Statements;

          (f) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

          (g) Written down the value of any inventory or properties in excess of $2,500 or written down or written off as uncollectible any notes or accounts receivable in excess of $2,500;

          (h) Canceled any debts or waived any claims or rights in excess of $2,500;

          (i) Sold, transferred or otherwise disposed of any of its properties or assets in excess of $2,500 (real, personal or mixed, tangible or intangible);

          (j) Disposed of or permitted to lapse any rights to the use of any Patent or Trade Name necessary to permit Crescent to conduct its business or develop its products, or disposed of or disclosed to any person, other than representatives of Monument, any Proprietary Information or Technical Information not theretofore a matter of public knowledge necessary to permit Crescent to conduct its business or develop its products;

          (k) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) other than in the ordinary course of business and consistent with past practice, or any increase in the compensation (including, without limitation, salary and bonus) payable or to become payable to any officer or key employee;

          (l) Made any single capital expenditure or commitment in excess of $2,500 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $2,500 for additions to property, plant, equipment or intangible capital assets;

          (m) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Crescent;
          (n) Made any change in any method of accounting or accounting practice;

          (o) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any "Affiliate" or "Associate" of Crescent as such terms are defined in Rule 405 promulgated by the Commission under the Securities Act, or any officer, director or shareholder of Crescent (collectively, "Affiliates" or individually, an "Affiliate");

          (p) Made any gifts, or sold, transferred or exchanged any property of any material value for less than the fair value thereof;

          (q) Suffered any material casualty loss or damage (whether or not covered by insurance); or

          (r) Agreed, whether in writing or otherwise, to take any action described in this Section 1.11.

     Section 1.12 PLANT AND EQUIPMENT. The material plants, buildings, fixtures, structures and equipment owned, leased or used by Crescent are in good operating condition and repair, ordinary wear and tear excepted, are adequate for the uses to which they are being put. Included in Schedule 1.12 hereto is an accurate and complete list of all of the fixed assets of Crescent with a value in excess of $1,000.

     Section 1.13 LEASES. Schedule 1.13 hereto is an accurate and complete list of all leases pursuant to which Crescent leases real or any material item of personal property. A true and correct copy of each such lease has been delivered to Monument, and no changes have been made thereto since the date of delivery. Except as set forth in Schedule 1.13 hereto, each such lease is valid and in full force and effect, there are no existing material defaults by Crescent thereunder, and, to the best knowledge of Crescent, no event has occurred which (with notice, lapse of time or both) would constitute a default thereunder by any party. Except as set forth on Schedule 1.13 hereto, Crescent is presently in compliance in all material respects with all laws, rules, regulations and ordinances relating to zoning and land use restrictions which are applicable to any portion of the land subject to the real property leases set forth in Schedule 1.13 hereto. Except as set forth on Schedule
1.13 hereto, no consent is required from the lessor under any lease of real or personal property listed on Schedule 1.13 prior to the consummation of the transactions contemplated hereby.

     Section 1.14 TAX RETURNS. Schedule 1.14 hereto are true and correct copies of Crescent's Tax Returns and Statements (as defined herein). Except as set forth in Crescent's Tax Returns and Statements, Crescent has (i) filed or has caused to be filed all federal, state and local and all material foreign, territorial, franchise, income, sales, gross receipts and all other tax returns and statements required to be filed by Crescent or on its behalf and which were due prior to the date of this Agreement (the "Tax Returns and Statements"), (ii) paid within the time and in the manner prescribed by law all Taxes (as defined below), due for all periods ending on or prior to the date of this Agreement, except with respect to Taxes which are immaterial in amount and the failure to so pay or file would not result in material penalties and would not have a Material Adverse Effect, and (iii) established adequate reserves for the payment of all unpaid Taxes as of the date of the Crescent Financial Statements. The Tax Returns and Statements are true, complete and accurate, in all material respects. Since September 30, 1994, no tax assessment or deficiency has been made against Crescent nor has any notice been given of any actual or proposed assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside. Except as set forth in such Tax Returns and Statements, the Tax Returns and Statements are not presently, nor have they since Crescent's inception been, the subject of any audit or other administrative or court proceeding by any federal, territorial, state, local or foreign governmental agency. Crescent has not received any notice that any of the Tax Returns and Statements is now being or will be examined or audited, and no consents extending any applicable statute of limitations have been filed. The Tax Returns referenced to above are those of Powerhouse in which Crescent has been consolidated.

     For purposes of this Agreement, "Taxes" shall mean any and all taxes, payroll and employment related taxes, levies, assessments, charges or other fees, together with any interest, penalties or other additions, imposed by any governmental authority upon Crescent.

     Section 1.15  TRANSACTIONS WITH AFFILIATES.  Except as set forth on
Schedule 1.15 hereto, no Affiliate of Crescent has any interest, directly or indirectly, in any lease, lien, contract, license, encumbrance, loan or other agreement to which Crescent is a party, or any interest in any competitor, supplier or customer of Crescent. Except as set forth item by item on
Schedule 1.15 hereto, Crescent is not indebted, directly or indirectly, to any Affiliate of Crescent, for any liability or obligation, whether arising by reason of stock ownership, contract, oral or written agreement or otherwise. No Affiliate is indebted, directly or indirectly, to Crescent. Schedule 1.15 is a complete and accurate list of all employees of Crescent owing more than $5,000 in principal plus accrued interest, to Crescent, other than travel or other employee advances (not exceeding $1,000 to any one person) in the ordinary course of business, setting forth the amounts owed, the applicable interest rates, a description of the security and the maturity dates of all such debts.

     Except as set forth on Schedule 1.15 hereto, no Affiliate (i) is a party to any contract or arrangement with Crescent pursuant to which it directly provides material services to Crescent, or (ii) is a party to any contract or arrangement with a third party, to which Crescent is not a party, but under which Crescent receives any material amount of goods or services from said third party. Except as set forth on Schedule 1.15 hereto, all goods and services provided to Crescent by any of its Affiliates and all goods and services provided to any of its Affiliates by Crescent, at any time since Crescent's inception have been charged to the recipient at a price that would have been acceptable to an unrelated third party receiving such goods and services in an arm's-length transaction with the provider.

     Section 1.16  CONTRACTS AND COMMITMENTS.  Except as set forth in
Schedule 1.16:

          (a) Crescent has not entered into any outstanding agreements, contracts or commitments or restrictions which, individually or in the aggregate, are material to its business, operations or prospects, or which require the making of any charitable contribution:

          (b) No purchase contracts or commitments of Crescent continue for a period of more than 30 days or are in excess of the normal, ordinary and usual requirements of its business or, to the best knowledge of Crescent, at any excessive price;

          (c) Crescent has not entered into any contracts or commitments pursuant to which Crescent is, as of the date hereof, required to obtain or maintain, on behalf of itself or any of its directors, officers or employees, any facility or personnel security clearances from the U.S. Department of Defense or any other agency of the U.S. Government;

          (d) There are no outstanding sales contracts, purchase orders, commitments or proposals of Crescent which continue for a period of more than 30 days or will likely result in any loss to Crescent upon completion or performance thereof;

          (e) Crescent has not entered into any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives or suppliers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium, or any agreement or arrangements providing for the payment of any bonus or commission based on sales or earnings;

          (f) Crescent has not entered into any outstanding employment agreement, or any other outstanding agreement that contains any severance or termination pay liabilities or obligations;

          (g) Crescent is not a party to any collective bargaining agreement or other contract or agreement with any labor organization:

          (h) Crescent is not restricted by agreement from carrying on its business anywhere in the world;

          (i) Crescent has not incurred any outstanding debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others other than as reflected on the Crescent Financial Statements;

          (j) Crescent is not a party to any contract, subcontract or agreement with the U.S. Government or any agency or instrumentality thereof, or with any territorial or state government or any agency or instrumentality thereof; and

          (k) Crescent has not entered into any outstanding loan with or to any person other than (i) Monument Resources, Inc., (ii) as reflected on the Crescent Financial Statements, and (iii) for amounts not more than $2,500 to any individual and $5,000 in the aggregate.

     Section 1.17 COMPLIANCE WITH CONTRACTS: DELIVERY OF CERTAIN CONTRACTS. Crescent is not in default under any material contract, commitment, obligation or agreement, including, without limitation, those listed in Schedules 1.13,
1.16 and 1.28 hereto, except for those which would not have a Material Adverse Effect, and no act or omission by Crescent has occurred which, with notice or lapse of time or both, would constitute such a default under any term or provision of any such contract or agreement. To the best knowledge of Crescent, each of the agreements referred to in Schedules 1.13, 1.16 and 1.28 hereto is valid and in full force and effect. To the best knowledge of Crescent, no party is in default under any agreement referred to in Schedules 1.13, 1.16 and 1.28 hereto, and to the best knowledge of Crescent, no act or omission has occurred by any party which, with notice or lapse of time or both, would constitute such a default under any term or provision thereof. Crescent has previously delivered to Monument a true and correct copy of each agreement, contract, commitment or restriction listed on Schedules 1.13, 1.16 and 1.28 hereto, including all amendments and modifications thereof.

     Section 1.18 INSURANCE. Schedule 1.18 contains an accurate and true description of all existing policies of fire, liability, worker's compensation and all other forms of insurance owned or held by, or covering the business, properties or assets of, Crescent. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by Crescent with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth on Schedule 1.18 without additional premiums being paid or properly accrued as an additional liability. Schedule 1.18 also (i) describes all products liability claims made since Crescent's inception, and all other claims (except medical and dental) pending or made since Crescent's inception under such insurance policies, and (ii) identifies all types of insurable risks which Crescent and its Board of Directors has designated as being self insured. Except as set forth in Schedule 1.18, Crescent has not been turned down at any time since Crescent's inception for any insurance with respect to its assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

     Section 1.19  LABOR DIFFICULTIES.  Except to the extent set forth in
Schedule 1.19:

          (a) To the best knowledge of Crescent, no employee of Crescent is in violation of, or has threatened any violation of, any material term of any employment contract or any other contract or agreement relating to the relationship of such employee with Crescent or any other party, including any employee handbook and/or personnel policy manual of Crescent except for violations which would not, individually or in the aggregate, have Material Adverse Effect;

          (b) Crescent has complied in all material respects with each and every term, provision, section and part of any written employment contract or agreement, including any employee handbook and/or personnel policy manual, that Crescent has or has had with any individual who has performed work for Crescent;

          (c) There is no unfair labor practice charge or similar charge, complaint, allegation or other process or claim pending or, to the best knowledge of Crescent, threatened against Crescent before the National Labor Relations Board (the "NLRB") or any other federal, territorial, state or local governmental agency or other entity;

          (d) There is not pending or, to the best knowledge of Crescent, threatened against Crescent any complaint, charge, allegation or other process or claim whatsoever, other than those which would not, individually or in the aggregate, have a Material Adverse Effect, (i) alleging any violation of the Occupational Safety and Health Act or any other federal, territorial, state or local law governing health and/or safety in the workplace; (ii) seeking compensation, benefits and/or penalties pursuant to any Workers' Compensation Act or similar law; (iii) seeking any compensation or benefits pursuant to any Unemployment Insurance Act or similar law; (iv) alleging any violation of the Immigration Reform and Control Act of 1986 or any similar law; (v) alleging any violation of the Fair Labor Standards Act or any other federal, territorial, state or local law governing wage and/or hour issues; (vi) alleging any violation of any federal, territorial, state or local child labor law; and/or (vii) alleging any other federal, territorial, state or local law relating to or governing employment or labor matters.

     Section 1.20  LITIGATION.  Except as set forth in Schedule 1.20 hereto:

          (a) There is no pending or, to the best knowledge of Crescent, threatened complaint, charge, claim, action, suit or arbitration proceeding before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or any investigation or inquiry before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency against, relating to or affecting (i) Crescent or any director, officer, agent or employee thereof in his or her capacity as such, (ii) the assets, properties or business of Crescent, or (iii) the transactions contemplated by this Agreement, nor, to the best knowledge of Crescent, is there any basis for any such complaint, charge, claim, action, suit, arbitration proceeding, investigation or inquiry which could have an adverse effect on the assets, property, business or prospects of Crescent;

          (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting Crescent or, to the best knowledge of Crescent, any officer, director, employee or agent thereof from conducting or engaging in any aspect of the business of Crescent, or requiring Crescent or, to the best knowledge of Crescent, any officer, director, employee or agent thereof to take certain action with respect to any aspect of the business of Crescent which could reasonably be anticipated to have a Material Adverse Effect; and

          (c) Crescent is not in violation of or default under any applicable order, judgment, writ, injunction or decree of any federal, territorial, state, municipal, foreign or other court or regulatory authority.

     Section 1.21 NO CONDEMNATION OR EXPROPRIATION. Neither the whole nor any portion of the leaseholds or any other assets of Crescent is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of Crescent, has any such condemnation, expropriation or taking been proposed.

     Section 1.22 COMPLIANCE WITH LAW. The operations of Crescent have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof having jurisdiction over Crescent, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, labor and employment, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters, except as disclosed in Schedule 1.22 hereto and except for violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 1.22, Crescent has not received any notification since its inception of any asserted present or past failure by Crescent to comply with such laws, regulations, ordinances or requirements. Crescent has all permits, authorizations and consents necessary for the operation of its business except for those which the failure to have would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 1.23  ENVIRONMENTAL COMPLIANCE.

     A. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          (a) "Premises" means any oil and gas property or facility Crescent owns, operates or leases which relate to the business of Crescent or which constitute any of the Crescent Assets;

          (b) "Hazardous Substance" means, at any time, any substance, material, chemical or waste the presence of which requires investigation or remediation under, or which is or becomes regulated by, any federal, state or local governmental authority due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or mutagenic, including, without limitation, any material, waste, chemical or substance which is: (i) defined as a "hazardous," "extremely hazardous" or "restricted hazardous" waste, material or substance under the laws of the governmental jurisdiction where the Premises are located and/or to which the Premises are subject; (ii) petroleum or a petroleum product, including, without limitation, gasoline and diesel fuel; (iii) asbestos or asbestos containing; (iv) polychlorinated biphenyl; (v) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903); or (vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA") (42 U.S.C. Section 9601);

          (c) "Hazardous Materials Law" means any national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type, relating to pollution or the protection of worker safety, public safety, human health, natural resources, or the environment, including laws, statutes, ordinances, rules or regulations relating to the emission, discharge, release or threatened release, of pollutants, contaminants or Hazardous Substances into ambient air, surface water, ground water or land, or remediation or removal thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or Hazardous Substances, including without limitation those statutes and regulations referred to in Subparagraph (b) above, the Occupational Health and Safety Act (29 U.S.C. Section 651 et seq.); and

          (d) "Loss" means any and all of the following, whether the result of any action of any governmental agency or a third party: liabilities; penalties; forfeitures; suits; losses; damages; expenses; debts; obligations; claims; fines or civil liability for violation of any Hazardous Materials Law; costs (including the costs of investigation, defense, settlement and attorneys' and other professional fees whether or not litigation is instituted); or, costs and capital expenditures required for compliance with Hazardous Materials Law.

     B.   Except as disclosed in Schedule 1.23 hereto:

          (a) Crescent has obtained, and is in full compliance with, all material permits, licenses or other authorizations which are required under any Hazardous Materials Law for the operations of the business of Crescent;

          (b) Crescent is not aware of any material past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with, or prevent continued compliance by Crescent with, any Hazardous Materials Law, or which may give rise to Loss to Crescent based on or related to any Hazardous Materials Law;

          (c) Crescent has not entered into any agreement with any governmental authority or agency, or with any private entity, including, but not limited to, any prior owners of Premises, relating in any way to violation of any Hazardous Materials Law, or to the presence, release, threat of release, disposal, placement on, under or about any Premises of Hazardous Substances;

          (d) Crescent has not discovered or caused, and to the best of Crescent's knowledge, no other person has discovered or caused, any discharge, emission, disposal or release of Hazardous Substances on the Premises, on property formerly owned, operated or leased by Crescent or on the property of any third party;

          (e) Crescent has not discovered, and to the best of Crescent's knowledge, no other person has discovered, any occurrence or condition on the Premises or on any real property in the vicinity of the Premises, which could cause the Premises to be subject to any restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Law;

          (f) Crescent has not manufactured, stored or disposed of Hazardous Substances at any location, including, without limitation, any disposal which was in compliance with any Hazardous Materials Law;

          (g) Crescent does not use or maintain any underground storage tanks or surface impoundments on the Premises and, to the best knowledge of Crescent, no underground storage tanks or surface impoundments are now, or ever have been, located on the Premises; and

          (h) Crescent has not received notice of any lien in favor of any governmental authority for (i) any liability under any Hazardous Materials Law, or (ii) damages arising from or costs incurred by such governmental authority in response to a release of Hazardous Substances into the environment, nor has any such lien ever been filed or attached to the Premises.

     Section 1.24 EMPLOYEE BENEFITS. Except for the plans, agreements, arrangements and practices set forth in Schedule 1.24 hereto (collectively, the "Employment Plans"), neither Crescent nor any Affiliate maintains or contributes to, or is obligated or required to contribute to, any bonus, deferred compensation, severance or termination pay, pension, profit sharing, stock purchase, stock grant, stock option, group life insurance, health care, hospitalization insurance, disability, retirement or any other employee benefit or fringe benefit plan, agreement, arrangement or practice, whether formal or informal and whether legally binding or not, which covers employees of Crescent. Neither Crescent nor any Affiliate has any commitment, whether formal or informal and whether legally binding or not, to create or contribute to any additional such plan.

     Section 1.25 ABSENCE OF OUESTIONABLE PAYMENTS. Neither Crescent nor, to the best knowledge of Crescent, any of its directors, officers, agents, employees or other persons acting on its behalf or for its benefit has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds for such purpose. Neither Crescent nor, to the best knowledge of Crescent, any of its directors, officers, agents, employees or other persons acting on its behalf or for its benefit has accepted or received any unlawful contributions, payments, gifts, or expenditures.

     Section 1.26 PERSONNEL. Schedule 1.26 hereto is a true and complete list of the wage rates for all non-salaried and salaried employees of Crescent by classification.

     Section 1.27 REAL PROPERTY HOLDING CORPORATION. Crescent is not a U.S. Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

     Section 1.28 ACCURACY OF INFORMATION FURNISHED. No representation or warranty by Crescent contained in this Agreement or in respect of the exhibits, schedules or documents delivered to Monument by Crescent and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of Crescent pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Closing Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished by Crescent to Monument.

     Section 1.29 REAL PROPERTIES. Schedule 1.29 hereto is an accurate and complete list of all real property owned by Crescent, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real property.

     Section 1.30 TITLE AND RELATED MATTERS. Crescent has good and marketable title to and is the sole and exclusive owner of all of its material properties, inventory, interests in properties and assets, real and personal, Patents, copyrights, trademarks, service marks and Trade Names (collectively, the "Crescent Assets") which are reflected in the most recent Crescent balance sheet and the Crescent Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Crescent Schedules.

     Section 1.31 TITLE TO THE EXCHANGED CRESCENT STOCK. (a) Upon delivery to Monument of the certificates described in Section 3.2 of this Agreement, Monument will receive good and marketable title to the Exchanged Crescent Stock, which shall constitute one hundred percent (100%) of the issued and outstanding capital stock of Crescent, all of such the Exchanged Crescent Stock shall be received by Monument as validly issued, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security interests, equities, options, claims, charges, limitations on voting rights or rights to receive dividends, or other restrictions of any kind (other than any generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement). (b) From the date of this Agreement through the Closing Date, each of the Powerhouse Stockholders agrees that it will not sell, transfer hypothecate, pledge, assign, suffer any lien to be incurred with respect to or otherwise dispose of any of the shares of Exchanged Crescent Stock.

     Section 1.32 SECURITIES WARRANTIES. With respect to the Exchanged Monument Stock to be delivered by Monument pursuant to the provisions of
Section 3.2 hereof, Powerhouse hereby represents and warrants to Monument that:

          (a) The shares of Exchanged Monument Stock are being acquired for the account of each of the Powerhouse Stockholders and not with a view to sale in connection with any distribution of the Exchanged Monument Stock;

          (b) Powerhouse is acquiring the Exchanged Monument Stock here-under without having received any form of general solicitation or general advertising;

          (c) Powerhouse or its representative, if any, has been provided with, or given reasonable access to, full and fair disclosure of all material information concerning Monument;

          (d) Powerhouse understands and hereby acknowledges that the Exchanged Monument Stock will be issued pursuant to (i) an exemption from the laws of the State of Colorado and the rules and regulations promulgated thereunder, and (ii) an exemption from the registration requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder; that the Exchanged Monument Stock will be restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act; in part, Monument's reliance upon such exemptions is based on the representations and warranties made by Powerhouse in this Section 1.32;

          (e) Powerhouse agrees that the certificates to be issued in respect of the Exchanged Monument Stock may bear a legend in a form satisfactory to counsel for Monument reflecting the status of the Exchanged Monument Stock as restricted securities under Rule 144(a)(3) promulgated under the Securities Act and acknowledges that the transfer agent or registrar for Monument may be instructed to restrict the transfer of the Exchanged Monument Stock in accordance with such legend and any other restrictions provided in this Agreement;

          (f) Powerhouse hereby agrees that it will not sell, transfer, hypothecate, pledge, assign or otherwise dispose of any of the Exchanged Monument Stock, except pursuant to the terms of this Agreement and to a registration statement filed under the provisions of the Securities Act, a favorable no-action or interpretive letter received from the Commission or an opinion of counsel satisfactory to Monument that such sale, transfer, hypothecation, pledge, assignment or other disposition is exempt from the registration requirements of the Securities Act and in Colorado, pursuant to an opinion of counsel satisfactory to Monument that such sale, transfer, hypothecation, pledge, assignment or other disposition is exempt from the registration requirements of the Securities Act and does not in any way violate the terms of this Agreement; and

          (g) Powerhouse hereby acknowledges that: (i) the shares of Exchanged Monument Stock referred to herein are being acquired after adequate investigation of the business plan and prospects of Monument; (ii) that Powerhouse is not relying upon the accuracy of any predictions as to the future prospects or developments of Monument or its business and is well informed as to the business of Monument and has reviewed its operations and financial statements; (iii) Powerhouse or its professional advisors have discussed the financial condition and business operations of Monument with the officers, directors and principal stockholders of Monument and has been afforded the opportunity to ask questions with respect thereto; and (iv) Powerhouse specifically acknowledges that the shares of Exchanged Monument Stock are speculative and involve a very high degree of risk and that there can be no assurance that Monument will achieve its business objectives or, in particular, that it will ever have cash available for distribution to its stockholders.

     Section 1.33 CRESCENT SCHEDULES. Crescent shall cause the Crescent Schedules and the instruments and data delivered to Monument hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

                                   ARTICLE II

             REPRESENTATIONS, COVENANTS AND WARRANTIES OF MONUMENT

     As an inducement to, and to obtain the reliance of Crescent, Monument represents and warrants as follows:

     Section 2.1 ORGANIZATION. Monument is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify would not have a material adverse effect upon the assets, business, properties or operations of Monument. Included in the Monument Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, amended articles of incorporation (collectively, hereinafter referred to as the "articles of incorporation") and bylaws of Monument as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Monument's articles of incorporation or bylaws. Monument has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Monument has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplated.

     Section 2.2 CAPITALIZATION. The authorized capitalization of Monument consists of 10,000,000 shares of common stock (the "Monument Common Stock") and 1,000,000 shares of preferred stock, no par value per share ("Preferred Stock"). As of the Closing Date, there are 4,587,000 shares of Monument Common Stock issued and outstanding and no shares of Preferred Stock are issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights or other rights of any person.

     Section 2.3 SUBSIDIARIES. Monument does not have any subsidiaries and does not own, beneficially or of record, any other corporation.

     Section 2.4 OPTIONS AND WARRANTS. Except as set forth on Schedule 2.4, there are no outstanding (a) securities convertible into or exchangeable for any of Monument's capital stock; or (b) options, warrants, calls or other rights (including rights to demand registration or to sell in connection with any registration by Monument under the Securities Act to purchase or subscribe to capital stock of Monument or securities convertible into or exchangeable for capital stock of Monument. Monument is not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights with respect to the Monument Common Stock.

     Section 2.5 BINDING OBLIGATION; NO DEFAULT. Monument has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not, to the best of Monument knowledge, constitute a default under or a violation of any agreement, order, award, judgment, decree, statute, law, rule, regulation or any other instrument to which Monument is a party or by which Monument or the property of Monument may be bound or may be subject. This Agreement constitutes the legal, valid and binding obligation of Monument, enforceable against Monument in accordance with its terms.

     Section 2.6 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. Except as set forth on Schedule 2.6, neither the execution and delivery of this Agreement by Monument nor compliance by Monument with the terms and conditions of this Agreement will: (a) require Monument to obtain the consent of any governmental agency; (b) constitute a material default under any indenture, mortgage or deed of trust to which each of Monument is a party or by which each of Monument or its properties may be subject; (c) cause the creation or imposition of any lien, charge or encumbrance on any of its assets; or (d) breach any statute or regulation of any governmental authority, domestic or foreign, or will on the Closing Date conflict with or result in a breach or any of the terms or conditions of any judgment, order, injunction, decree or ruling of any court or governmental authority, domestic or foreign, to which Monument is subject.

     Section 2.7 CONSENTS. Except as set forth on Schedule 2.7, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by Monument in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     Section 2.8 BOOKS AND RECORDS. The books of account and other financial records of Monument are complete and correct in all material aspects. The minute books of Monument, as previously made available to Crescent and its legal counsel, contain records of all meetings and accurately reflect all other material corporate action of the stockholders, directors and any committees of the Board of Directors of Monument.

     Section 2.9 FINANCIAL STATEMENTS. Schedule 2.9 attached hereto are true and correct copies of Monument's audited financial statements, including Monument's audited balance sheets as of September 30, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended September 30, 1993, 1994 and 1995 (the "Monument Audited Financial Statements"); and true and correct copies of Monument's unaudited balance sheets as of December 31, 1995, and the related unaudited statements of operations and cash flows for the three (3) month periods ended December 31, 1994 and 1995 (the "Monument Unaudited Financial Statements"). The Monument Audited Financial Statements, together with the notes thereto, fairly present the financial position of Monument at September 30, 1995, and the consolidated results of the operations and the changes in stockholders' equity and cash flows for Monument for the periods covered by the Monument Audited Financial Statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied with prior periods. The Monument Unaudited Financial Statements fairly present the financial position of Monument at December 31, 1995, and the consolidated results of the operations and cash flows for Monument for the periods then ended and have been prepared in accordance with GAAP consistently applied with prior periods. (The Monument Audited Financial Statements and Monument Unaudited Financial Statements are collectively referred to herein as the "Monument Financial Statements.")

     Section 2.10  NO UNDISCLOSED LIABILITIES.  Except as set forth on
Schedule 2.10 hereto, Monument does not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not adequately reflected or reserved against on the Monument Financial Statements, except for liabilities and obligations incurred since the date thereof in the ordinary course of Monument's business and consistent with past practice and which, in any event, in the aggregate, would not have a Material Adverse Effect.

     Section 2.11 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth on Schedule 2.11 hereto or except as otherwise expressly contemplated hereby, since the date of the Monument Financial Statements, Monument has not:

          (a) Suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), or reserves, and no event has occurred and no action has been taken by Monument or, to the best knowledge of Monument, any other person, nor is any such event or action contemplated or, to the best knowledge of Monument, threatened, which might reasonably be expected to have a material adverse effect on the assets or the operations or condition (financial or otherwise) of Monument's business ("Material Adverse Effect"), except that no representation or warranty is made as to general economic conditions or matters affecting Monument's industry generally;

          (b) Suffered any material adverse change in its business, operations or prospects;

          (c)   Experienced any shortage of raw materials or supplies;

          (d) Incurred any short-term or long-term liabilities or obligations (absolute, accrued, contingent or otherwise) except items incurred in the ordinary course of business and consistent with past practice, none of such short-term or long-term liabilities or obligations exceeds $10,000 individually, or $25,000 in the aggregate, (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased or changed any assumptions underlying or method of calculating, any bad debt, contingency or other reserves;

          (e) Paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Monument Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Monument Financial Statements;

          (f) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

          (g) Written down the value of any inventory or properties in excess of $10,000 (including write-downs by reason of shrinkage or markdown) or written down or written off as uncollectible any notes or accounts receivable in excess of $10,000;

          (h) Canceled any debts or waived any claims or rights in excess of $10,000;

          (i) Sold, transferred or otherwise disposed of any of its properties or assets in excess of $10,000 (real, personal or mixed, tangible or intangible);

          (j) Disposed of or permitted to lapse any rights to the use of any Patent or Trade Name necessary to permit Monument to conduct its business or develop its products, or disposed of or disclosed to any person, other than representatives of Crescent, any Proprietary Information or Technical Information not theretofore a matter of public knowledge necessary to permit Monument to conduct its business or develop its products;

          (k) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) other than in the ordinary course of business and consistent with past practice, or any increase in the compensation (including, without limitation, salary and bonus) payable or to become payable to any officer or key employee;

          (1) Made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $10,000 for additions to property, plant, equipment or intangible capital assets;

          (m) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Monument;

          (n) Made any change in any method of accounting or accounting practice;

          (o) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any "Affiliate" or "Associate" of Monument as such terms are defined in Rule 405 promulgated by the Commission under the Securities Act, or any officer, director or shareholder of Monument (collectively, "Affiliates" or individually, an "Affiliate");

          (p) Made any gifts, or sold, transferred or exchanged any property of any material value for less than the fair value thereof;

          (q) Suffered any material casualty loss or damage (whether or not covered by insurance); or

          (r) Agreed, whether in writing or otherwise, to take any action described in this Section 2.11.

     Section 2.12 PLANT AND EQUIPMENT. The material plants, buildings, fixtures, structures and equipment owned, leased or used by Monument are in good operating condition and repair, ordinary wear and tear excepted, are adequate for the uses to which they are being put. Included in Schedule 2.12 hereto is an accurate and complete list of all of the fixed assets of Monument with a value in excess of $1,000.

     Section 2.13 LEASES. Schedule 2.13 hereto is an accurate and complete list of all leases pursuant to which Monument leases real or any material item of personal property. A true and correct copy of each such lease has been delivered to Crescent, and no changes have been made thereto since the date of delivery. Except as set forth in Schedule 2.13 hereto, each such lease is valid and in full force and effect, there are no existing material defaults by Monument thereunder, and, to the best knowledge of Monument, no event has occurred which (with notice of lapse of time or both) would constitute a default thereunder by any party. Except as set forth on Schedule 2.13 hereto, Monument is presently in compliance in all material respects with all laws, rules, regulations and ordinances relating to zoning and land use restrictions which are applicable to any portion of the land subject to the real property leases set forth in Schedule 2.13 hereto. Except as set forth on Schedule
2.13 hereto, no consent is required from the lessor under any lease of real or personal property listed on Schedule 2.13 prior to the consummation of the transactions contemplated hereby.

     Section 2.14 TAX RETURNS. Schedule 2.14 hereto are true and correct copies of Monument's Tax Returns and Statements (as defined herein). Except as set forth in Monument's Tax Returns and Statements, Monument has (i) filed or has caused to be filed all federal, state and local and all material foreign, territorial, franchise, income, sales, gross receipts and all other tax returns and statements required to be filed by Monument or on its behalf and which were due prior to the date of this Agreement (the "Tax Returns and Statements"), (ii) paid within the time and in the manner prescribed by law all Taxes (as defined below), due for all periods ending on or prior to the date of this Agreement, except with respect to Taxes which are immaterial in amount and the failure to so pay or file would not result in material penalties and would not have a Material Adverse Effect, and (iii) established adequate reserves for the payment of all unpaid Taxes as of the date of the Monument Financial Statements. The Tax Returns and Statements are true, complete and accurate, in all material respects. Since September 30, 1989, no tax assessment or deficiency has been made against Monument nor has any notice been given of any actual or proposed assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside. Except as set forth in such Tax Returns and Statements, the Tax Returns and Statements are not presently, nor have they since Monument's inception been, the subject of any audit or other administrative or court proceeding by any federal, territorial, state, local or foreign governmental agency. Monument has not received any notice that any of the Tax Returns and Statements is now being or will be examined or audited, and no consents extending any applicable statute of limitations have been filed.

     For purposes of this Agreement, "Taxes" shall mean any and all taxes, payroll and employment related taxes, levies, assessments, charges or other fees, together with any interest, penalties or other additions, imposed by any governmental authority upon Monument.

     Section 2.15  TRANSACTIONS WITH AFFILIATES.  Except as set forth on
Schedule 2.15 hereto, no Affiliate of Monument has any interest, directly or indirectly, in any lease, lien, contract, license, encumbrance, loan or other agreement to which Monument is a party, or any interest in any competitor, supplier or customer of Monument. Except as set forth item by item on
Schedule 2.15 hereto, Monument is not indebted, directly or indirectly, to any Affiliate of Monument, for any liability or obligation, whether arising by reason of stock ownership, contract, oral or written agreement or otherwise. No Affiliate is indebted, directly or indirectly, to Monument. Schedule 2.15 is a complete and accurate list of all employees of Monument owing more than $5,000 in principal (provided that the aggregate principal amount owed by employees to Monument not set forth on Schedule 2.15 shall not exceed $25,000) plus accrued interest, to Monument, other than travel or other employee advances (not exceeding $1,000 to any one person) in the ordinary course of business, setting forth the amounts owed, the applicable interest rates, a description of the security and the maturity dates of all such debts.

     Except as set forth on Schedule 2.15 hereto, no Affiliate (i) is a party to any contract or arrangement with Monument pursuant to which it directly provides material services to Monument, or (ii) is a party to any contract or arrangement with a third party, to which Monument is not a party, but under which Monument receives any material amount of goods or services from said third party. Except as set forth on Schedule 2.15 hereto, all goods and services provided to Monument by any of its Affiliates and all goods and services provided to any of its Affiliates by Monument, at any time since Monument's inception have been charged to the recipient at a price that would have been acceptable to an unrelated third party receiving such goods and services in an arm's-length transaction with the provider.

     Section 2.16  CONTRACTS AND COMMITMENTS.  Except as set forth on Schedule
2.16:

          (a) Monument has not entered into any outstanding agreements, contracts or commitments or restrictions which, individually or in the aggregate, are material to its business, operations or prospects, or which require the making of any charitable contribution;

          (b) No purchase contracts or commitments of Monument continue for a period of more than 30 days or are in excess of the normal, ordinary and usual requirements of its business or, to the best knowledge of Monument, at any excessive price;

          (c) Monument has not entered into any contracts or commitments pursuant to which Monument is, as of the date hereof, required to obtain or maintain, on behalf of itself or any of its directors, officers or employees, any facility or personnel security clearances from the U.S. Department of Defense or any other agency of the U.S. Government;

          (d) There are no outstanding sales contracts, purchase orders, commitments or proposals of Monument which continue for a period of more than 30 days or will likely result in any loss to Monument upon completion or performance thereof;

          (e) Monument has not entered into any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives or suppliers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium, or any agreement or arrangements providing for the payment of any bonus or commission based on sales or earnings;

          (f) Monument has not entered into any outstanding employment agreement, or any other outstanding agreement that contains any severance or termination pay liabilities or obligations;

          (g) Monument is not a party to any collective bargaining agreement or other contract or agreement with any labor organization;

          (h) Monument is not restricted by agreement from carrying on its business anywhere in the world;

          (i) Monument has not incurred any outstanding debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others other than as reflected on the Monument's Financial Statements;

          (j) Monument is not a party to any contract, subcontract or agreement with the U.S. Government or any agency or instrumentality thereof, or with any territorial or state government or any agency or instrumentality thereof; and

          (k) Monument has not entered into any outstanding loan with or to any person other than (i) Crescent, (ii) as reflected on the Monument's Financial Statements, and (iii) for amounts not more than $5,000 to any individual and $25,000 in the aggregate.

     Section 2.17 COMPLIANCE WITH CONTRACTS; DELIVERY OF CERTAIN CONTRACTS. Monument is not in default under any material contract, commitment, obligation or agreement, including, without limitation, those listed in Schedules 2.13,
2.16 and 2.30 hereto, except for those which would not have a Material Adverse Effect, and no act or omission by Monument has occurred which, with notice or lapse of time or both, would constitute such a default under any term or provision of any such contract or agreement. Each of the agreements referred to in Schedules 2.13, 2.16 and 2.30 hereto is valid and in full force and effect. To the best knowledge of Monument, no party is in default under any agreement referred to in Schedules 2.13, 2.16 and 2.30 hereto, and to the best knowledge of Monument, no act or omission has occurred by any party which, with notice or lapse of time or both, would constitute such a default under any term or provision thereof. Monument has previously delivered to Crescent a true and correct copy of each agreement, contract, commitment or restriction listed on Schedules 2.13, 2.16 and 2.30 hereto, including all amendments and modifications thereof.

     Section 2.18 INSURANCE. Schedule 2.18 contains an accurate and true description of all existing policies of fire, liability, worker's compensation and all other forms of insurance owned or held by, or covering the business, properties or assets of, Monument. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by Monument with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth on Schedule 2.18 without additional premiums being paid or properly accrued as an additional liability. Schedule 2.18 also (i) describes all products liability claims made since Monument's inception, and all other claims (except medical and dental) pending or made since Monument's inception under such insurance policies and (ii) identifies all types of insurable risks which Monument and its Board of Directors has designated as being self insured. Except as set forth in Schedule 2.18, Monument has not been turned down at any time since Monument's inception for any insurance with respect to its assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

     Section 2.19  LABOR DIFFICULTIES.  Except to the extent set forth in
Schedule 2.19:

          (a) To the best knowledge of Monument, no employee of Monument is in violation of, or has threatened any violation of, any material term of any employment contract or any other contract or agreement relating to the relationship of such employee with Monument or any other party, including any employee handbook and/or personnel policy manual of Monument except for violations which would not, individually or in the aggregate, have Material Adverse Effect; and

          (b) Monument has complied in all material respects with each and every term, provision, section and part of any written employment contract or agreement, including any employee handbook and/or personnel policy manual, that Monument has or has had with any individual who has performed work for Monument;

     Section 2.20  LITIGATION.  Except as set forth in Schedule 2.20 hereto:

          (a) There is no pending or, to the best knowledge of Monument, threatened complaint, charge, claim, action, suit or arbitration proceeding before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or any investigation or inquiry before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency against, relating to or affecting (i) Monument or any director, officer, agent or employee thereof in his or her capacity as such, (ii) the assets, properties or business of Monument, or (iii) the transactions contemplated by this Agreement, nor, to the best knowledge of Monument, is there any basis for any such complaint, charge, claim, action, suit, arbitration proceeding, investigation or inquiry which could have an adverse effect on the assets, property, business or prospects of Monument;

          (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting Monument or, to the best knowledge of Monument, any officer, director, employee or agent thereof from conducting or engaging in any aspect of the business of Monument, or requiring Monument or, to the best knowledge of Monument, any officer, director, employee or agent thereof to take certain action with respect to any aspect of the business of Monument which could reasonably be anticipated to have a Material Adverse Effect; and

          (c) Monument is not in violation of or default under any applicable order, judgment, writ, injunction or decree of any federal, territorial, state, municipal, foreign or other court or regulatory authority.

     Section 2.21 NO CONDEMNATION OR EXPROPRIATION. Neither the whole nor any portion of the leaseholds or any other assets of Monument is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of Monument, has any such condemnation, expropriation or taking been proposed.

     Section 2.22 COMPLIANCE WITH LAW. The operations of Monument have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof having jurisdiction over Monument, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, labor and employment, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters, except as disclosed in Schedule 2.22 hereto and except for violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 2.22, Monument has not received any notification since its inception of any asserted present or past failure by Monument to comply with such laws, regulations, ordinances or requirements. Monument has all permits, authorizations and consents necessary for the operation of its business except for those which the failure to have would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 2.23  ENVIRONMENTAL COMPLIANCE.

     Except as disclosed in Schedule 2.23 hereto:

          (a) Monument has obtained, and is in full compliance with, all material permits, licenses or other authorizations which are required under any Hazardous Materials Law for the operations of the business of Monument;

          (b) Monument is not aware of any material past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with, or prevent continued compliance by Monument with, any Hazardous Materials Law, or which may give rise to Loss to Monument based on or related to any Hazardous Materials Law;

          (c) Monument has not entered into any agreement with any governmental authority or agency, or with any private entity, including, but not limited to, any prior owners of Premises, relating in any way to violation of any Hazardous Materials Law, or to the presence, release, threat of release, disposal, placement on, under or about any Premises of Hazardous Substances;

          (d) Monument has not discovered or caused, and to the best of Monument's knowledge, no other person has discovered or caused, any discharge, emission, disposal or release of Hazardous Substances on the Premises, on property formerly owned, operated or leased by Monument or on the property of any third party;

          (e) Monument has not discovered, and to the best of Monument's knowledge, no other person has discovered, any occurrence or condition on the Premises or on any real property in the vicinity of the Premises, which could cause the Premises to be subject to any restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Law;

          (f) Monument has not manufactured, stored or disposed of Hazardous Substances at any location, including, without limitation, any disposal which was in compliance with any Hazardous Materials Law;

          (g) Monument does not use or maintain any underground storage tanks or surface impoundments on the Premises and, to the best knowledge of Monument, no underground storage tanks or surface impoundments are now, or ever have been, located on the Premises; and

          (h) Monument has not received notice of any lien in favor of any governmental authority for (i) any liability under any Hazardous Materials Law, or (ii) damages arising from or costs incurred by such governmental authority in response to a release of Hazardous Substances into the environment, nor has any such lien ever been filed or attached to the Premises.

     Section 2.24 EMPLOYEE BENEFITS. Except as set forth in Schedule 2.24 hereto (collectively, the "Employment Plans"), neither Monument nor any Affiliate maintains or contributes to, or is obligated or required to contribute to, any bonus, deferred compensation, severance or termination pay, pension, profit sharing, stock purchase, stock grant, stock option, group life insurance, health care, hospitalization insurance, disability, retirement or any other employee benefit or fringe benefit plan, agreement, arrangement or practice, whether formal or informal and whether legally binding or not, which covers employees of Monument. Neither Monument nor any Affiliate has any commitment, whether formal or informal and whether legally binding or not, to create or contribute to any additional such plan.

     Section 2.25 PERSONNEL. Schedule 2.25 hereto is a true and complete list of the wage rates for all non-salaried and salaried employees of Monument by classification.

     Section 2.26 REAL PROPERTY HOLDING CORPORATION. Monument is not a U.S. Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

     Section 2.27 ACCURACY OF INFORMATION FURNISHED. No representation or warranty by Monument contained in this Agreement or in respect of the exhibits, schedules or documents delivered to Crescent by Monument and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of Monument pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Closing Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished by Monument to Crescent.

     Section 2.28 REAL PROPERTIES. Schedule 2.28 hereto is an accurate and complete list of all real property owned by Monument, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real property.

     Section 2.29 TITLE AND RELATED MATTERS. Monument has good and marketable title to and is the sole and exclusive owner of all of its material properties, inventory, interests in properties and assets, real and personal, Patents copyrights, trademarks, service marks and Trade Names (collectively, the "Monument Assets") which are reflected in the most recent Monument balance sheet and the Monument Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Monument Schedules. Except as set forth in the Monument Schedules, Monument owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Monument's business. Except as set forth in the Monument Schedules, no third party has any right to, and Monument has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations or financial condition of Monument or any material portion of its properties, assets or rights.

     Section 2.30 TITLE TO THE EXCHANGED MONUMENT STOCK. Upon delivery to the Crescent Stockholders of the certificates described in Section 3.2 of this Agreement, the Crescent Stockholders will receive good and marketable title to the Exchanged Monument Stock, all of the Exchanged Monument Stock shall be received by the Crescent Stockholders as validly issued, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security interests, equities, options, claims, charges, limitations on voting rights or rights to receive dividends, or other restrictions of any kind (other than any generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement).

     Section 2.31 COMPLIANCE WITH EXCHANGE ACT. As of the Closing, Monument shall be current in all filings required to be tendered to the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Crescent has heretofore been furnished with true, complete and correct copies of the following: (a) Monument's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995, as filed with the Commission, (b) Monument's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1995, as filed with the Commission, and (c) all other reports or registration statements filed by Monument with the Commission since December 31, 1995 (collectively, the "Commission Filings"). Since December 31, 1995, Monument has filed all reports, registration statements and other documents required to be filed by it under the Exchange Act. The Commission Filings were prepared in accordance and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. None of such forms, reports and statements, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, or declared or it became effective, as the case may be, contained, or now contains, and at the Closing Date will contain, an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 2.32 MONUMENT SCHEDULES. Monument shall cause the Monument Schedules and the instruments to be delivered to Crescent hereunder to be updated after the date hereof up to and including the Closing Date.

                                 ARTICLE III

                           PLAN OF REORGANIZATION

     Section 3.1 PLAN OF REORGANIZATION. As a result of and immediately upon the completion of the transactions contemplated by this Agreement: (a) Powerhouse shall own 1,000 shares of Exchanged Monument Stock, and (b) Monument shall own 100 shares of Exchanged Crescent Stock, which shall constitute 100% of the issued and outstanding Crescent Common Stock. The transactions contemplated by this Agreement are intended to qualify as a tax free corporate reorganization as described in Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

     Section 3.2 SHARE EXCHANGE. The 100 issued and outstanding shares of Crescent Common Stock (the "Exchanged Crescent Stock") shall be exchanged into 1,000 shares of Monument Convertible Non-Voting Preferred Stock (the "Exchanged Monument Stock"), as follows:

          (a) On the Closing Date, Monument shall issue and deliver 1,000 shares of Exchanged Monument Stock to Powerhouse in accordance with the terms and conditions of the Escrow Agreement attached as Schedule 3.2(a) attached hereto, in exchange for 100 shares of Exchanged Crescent Stock, which constitute one hundred percent (100%) of the issued and outstanding common stock of Crescent. Monument shall not issue or exchange any fractional shares or interests in the Exchanged Monument Stock in connection with the foregoing exchange;

          (b) The shares of nonvoting Preferred Stock of Monument shall be automatically convertible into up to 5,500,000 shares of Monument's no par value Common Stock simultaneously with the effectiveness of a registration statement on Form S-1 to be filed with the United States Securities and Exchange Commission. The number "up to 5,500,000 shares" is based on a preliminary valuation of the assets of Crescent as of January 1, 1996 are set forth on Schedule 3.2 attached hereto, and if subsequent due diligence indicates a different value, then the number of shares will be adjusted accordingly in accordance with the percentage ratios set forth on Schedule 3.2 hereto; and

          (c) Powerhouse shall provide for the full cooperation of Powerhouse and its Board of Directors to effectuate both the Closing and the subsequent transactions referred to immediately above in (b).

     Section 3.3 CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be as of March 15, 1996 ("Closing Date"), unless a different date is mutually agreed to in writing by the parties hereto.

     Section 3.4 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. However, in no event shall the Closing occur without the satisfaction or waiver of the conditions set forth in Sections 6 and 7 of this Agreement.

     Section 3.5  TERMINATION.

          (a) This Agreement may be terminated by the board of directors of either Monument or Crescent at any time prior to the Closing Date if:

                (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the merger and consolidation contemplated by this Agreement; or

               (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the merger and consolidation.

In the event of termination pursuant to this paragraph (a) of Section 3.5, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

          (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Monument if Crescent shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Crescent contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of Section 3.5, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder; and

          (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Crescent if Monument shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Monument contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     Section 3.6 DIRECTORS OF MONUMENT AND CRESCENT. Each of the boards of directors of Monument and Crescent shall consist of five (5) directors and four (4) directors, respectively. Each of the directors shall hold office until his or her successors shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal. The names of these directors shall be as follows:

     Monument                                Crescent
     Directors                               Directors

     A. G. Foust                             A. G. Foust
     D. C. Dowd                              D. C. Dowd
     H. Swanson                              H. Swanson
     J. Womack                               J. Womack
     S. Jackson
     (sixth Director to be appointed by
       reconstructed Board)

                                  ARTICLE IV

                               SPECIAL COVENANTS

     Section 4.1 ACCESS TO PROPERTIES AND RECORDS. Monument and Crescent will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Monument and Crescent, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Monument and Crescent, as the case may be, as the other shall from time to time reasonably request.

     Section 4.2 AVAILABILITY OF RULE 144. Each of the parties acknowledge that the stock of Monument to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. Monument is under no obligation, except as set forth herein, to register such shares under the Securities Act. Notwithstanding the foregoing, however, Monument will use its best efforts to:
(a) make publicly available on a regular basis not less than annually, business and financial information regarding Monument so as to make available to the stockholders of Monument the provisions of Rule 144 pursuant to subparagraph (c)(l) thereof; and (b) within ten (10) days of any written request of any stockholder of Monument, Monument will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of Monument holding restricted securities of Monument as of the date of this Agreement, and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 4.3 INFORMATION FOR MONUMENT REGISTRATION STATEMENT AND PUBLIC REPORTS. Crescent and Powerhouse will furnish Monument with all information concerning Crescent and Powerhouse, including all financial statements, required for inclusion in any registration statement or public report required to be filed by Monument pursuant to the Securities Act, the Exchange Act or any other applicable federal or state law. Crescent represents and warrants to Monument that, to the best of its knowledge and belief, all information so furnished for either such registration statement or other public release by Monument, including the financial statements described in Section 1.9, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

     Section 4.4 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE EXCHANGED MONUMENT STOCK. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Exchanged Monument Stock to the Crescent Stockholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which Powerhouse acquires such securities.

     Section 4.5 THIRD PARTY CONSENTS. Monument, Crescent and Powerhouse agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

     Section 4.6  ACTIONS PRIOR TO CLOSING.

          (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Monument or Crescent Schedules or as permitted or contemplated by this Agreement, Monument and Crescent, respectively, will each:

                (i) carry on its business in substantially the same manner as it has heretofore;

               (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

              (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

                (v) use its reasonable commercial efforts to maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

               (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

          (b) From and after the date of this Agreement until the Closing Date, neither Monument nor Crescent will:

                (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

               (ii) take any action described in Section 1.11 in the case of Crescent, or in Section 2.11, in the case of Monument (all except as permitted therein or as disclosed in the applicable party's schedules); or

              (iii) enter into or amend any contract, agreement or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement or other instrument in the ordinary course of business involving the sale of goods or services.

     Section 4.7  INDEMNIFICATION.

          (a) Crescent hereby agrees to indemnify Monument and each of the officers and directors of Monument as of the date of execution of this Agreement and as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

          (b) Monument hereby agrees to indemnify Crescent and each of the officers and directors of Crescent as of the date of execution of this Agreement and as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this Paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

     Section 4.8 INTENT AND BINDING EFFECT. It is the bonafide intent of the parties hereto that the transaction be effectuated as soon as possible and that the events to occur after the Transaction also be effectuated as soon as reasonable practicable thereafter. In particular, the intent of the parties is to distribute, on a prorata basis, to the shareholders of Powerhouse who reside either in the United States or in the United Kingdom, or elsewhere, their share of the Common Stock of Monument based on the equivalent number of shares to be received upon conversion of Monument's Preferred Stock to Common Stock. By execution hereof, the Chairman of Powerhouse represents that the Powerhouse Board of Directors has agreed to the prorata distribution of Monument Common Stock subject only to registration of such securities with the appropriate authorities. In that regard, Powerhouse, by signing below, agrees to use its best efforts to assist in completing the Agreement and in closing such Agreement and in the activities to be contemplated in the Agreement regarding the spinoff of Monument Common Stock. Powerhouse shall not solicit nor shall it entertain any offers with respect to Crescent or its assets or its operations pending completion of this Agreement.

     Section 4.9 MONUMENT RECAPITALIZATION. When reasonably practicable after the Closing Date, Monument will undertake to obtain additional authorized capital sufficient to enable it to convert its Preferred Stock to Common Stock as contemplated hereunder or, in the alternative, it will cause a reverse split of its Common Stock in a ratio that will result in sufficient authorized capitalization to effect the transaction contemplated hereunder.
In the latter event the consideration to be issued by Monument hereunder shall be proportionately adjusted.

                                  ARTICLE V

               CONDITIONS PRECEDENT TO OBLIGATIONS OF MONUMENT

     The obligations of Monument under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Crescent in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made as of the date of this Agreement (except for changes therein permitted by this Agreement), and Crescent shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Crescent prior to or at the Closing. Monument shall be furnished with a certificate, signed by a duly authorized officer of Crescent and dated the Closing Date, to the foregoing effect.

     Section 5.2 OFFICER'S CERTIFICATE. Monument shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Crescent to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Crescent, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Crescent Schedules, by or against Crescent which might result in any material adverse change in any of the assets, properties, business or operations of Crescent.

     Section 5.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Crescent.

     Section 5.4 OTHER ITEMS. Monument shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Monument may reasonably request.

     Section 5.5 LOAN REPAYMENT. Prior to the Closing Date but not later than March 15, 1996, Powerhouse shall have paid all loans and accrued interest (approximately $300,000) due to Monument.

     Section 5.6 ALLAN ARNOLD CONTRACT. At Closing, Powerhouse will have satisfied the Allan Arnold Employment Agreement and obtained a general release and waiver from Mr. Arnold. In addition, Powerhouse shall have paid as of the Closing Date all of Crescent's accrued expenses which are estimated not to exceed $50,000.

                                  ARTICLE VI

               CONDITIONS PRECEDENT TO OBLIGATIONS OF CRESCENT

     The obligations of Crescent under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Monument in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the date of this Agreement, and Monument shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Monument prior to or at the Closing. Crescent shall have been furnished with a certificate, signed by a duly authorized executive officer of Monument and dated the Closing Date, to the foregoing effect.

     Section 6.2 OFFICER'S CERTIFICATE. Crescent shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Monument to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Monument, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Monument Schedules, by or against Monument which might result in any material adverse change in any of the assets, properties, business or operations of Monument.

     Section 6.3 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Monument.

     Section 6.4 OTHER ITEMS. Crescent shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Crescent may reasonably request.

                                 ARTICLE VII

                                MISCELLANEOUS

     Section 7.1 BROKERS AND FINDERS. Neither Monument, nor Crescent, nor any of their respective officers, directors, agents or employees has employed any investment banker, broker or finder, or incurred any liability on behalf of Monument or Crescent, as the case may be, for any investment banking fees, brokerage fees, commissions or finder's fees, in connection with the transactions contemplated by this Agreement. The parties each agree to indemnify the other against any other claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2 DENVER REGISTERED OFFICE. After Closing, Powerhouse agrees to pay Monument/Crescent the sum of $1,000 per month for office rent, telephone, postage and other miscellaneous costs which will be necessary to maintain a registered office and registered agent within the State of Colorado as required by Colorado law and to maintain a Colorado and United States office and agent for NASD, NASDAQ and other regulatory purposes.

     Section 7.3 REGISTRATION COSTS. The costs of filing registration, qualification, listing and other filings with United States and United Kingdom regulatory authorities to effect the "spin-off" contemplated hereunder shall be shared by Monument and Powerhouse on an equal basis. Such costs are estimated to be those set forth on Schedule 7.3 hereto. Should Powerhouse fail to pay its share of the expenses contemplated herein, or provide adequate assurance to Monument with respect to such expenses within 30 days after receipt of estimates of such from all professionals involved, the number of shares of Monument Preferred Stock shall be reduced by 10%.

     Section 7.4 LAW, FORUM AND JURISDICTION. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado. The parties agree that any dispute arising under this Agreement, whether during the term of the Agreement or at any subsequent time, shall be resolved exclusively in the courts of the State of Colorado and the parties hereby submit to the jurisdiction of such courts for all purposes provided herein and appoint the Secretary of State of the State of Colorado as agent for service of process for all purposes provided herein.

     Section 7.5 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to its or sent by overnight mail, registered mail or certified mail, postage prepaid, or by prepaid telegram, or when telecopied and followed by confirmation copy hand-delivered or sent by first class mail, addressed as follows:

     If to Monument:

Monument Resources, Inc.
513 Wilcox Street
Post Office Box 1450
Castle Rock, Colorado  80104

Attention:  Anton G. Foust

     If to Crescent:

Crescent Oil & Gas Corporation, Inc.
1624 Market Street, Suite 303
Denver, Colorado  80202

Attention:  Dennis C. Dowd

     If to Powerhouse:

Powerhouse Resources, Inc.
21 Knightsbridge
London SW1X  7LY

Attention:  Malcolm Stone

     and

Powerhouse Resources, Inc.
1624 Market Street, Suite 303
Denver, Colorado  80202

Attention:  Dennis C. Dowd

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

     Section 7.6 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.7 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the merger contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.8 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.9 THIRD PARTY BENEFICIARIES. This contract is solely among Monument and Crescent and, as otherwise as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.10 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.11 SURVIVAL; TERMINATION. The representations, warranties and covenants of the respective parties shall survive the Closing Date of the merger and the consummation of the transactions herein contemplated.

     Section 7.12 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.13 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.14 INCORPORATION OF RECITALS. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.15 EXPENSES. Each of the parties to this Agreement shall bear all of its own expenses incurred by it in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

     Section 7.16 HEADINGS; CONTEXT. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.17 BENEFIT. This Agreement shall be binding upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.18 PUBLIC ANNOUNCEMENTS. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.19 SEVERABILITY. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.20 FAILURE OF CONDITIONS; TERMINATION. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.21 NO STRICT CONSTRUCTION. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.22 EXECUTION KNOWING AND VOLUNTARY. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into and closed as of the date first above written at Denver, Colorado.

                                   ("Monument")
                                   MONUMENT RESOURCES, INC.


                                   By: /s/ Anton G. Foust
                                        Anton G. Foust, President

                                   ("Crescent")
                                   CRESCENT OIL & GAS CORPORATION

                                   By: /s/ Dennis C. Dowd
                                        Dennis C. Dowd, Vice President
                                         and Director

                                   ("Powerhouse")
                                   POWERHOUSE RESOURCES, INC.

                                   By: /s/ Malcolm Stone
                                        Malcolm Stone, Chairman


                    LIST OF OMITTED SCHEDULES

     The following Schedules to the Agreement and Plan of Reorganization have been omitted. The Registrant agrees to furnish supplementally a copy of such Schedules to the Commission upon request.

SCHEDULE NUMBER                          DESCRIPTION
- ---------------     ------------------------------------------------------------

     1.1       Articles of Incorporation and Bylaws of Crescent

     1.3 Articles of Incorporation of C.O.G. Transmission Corp., a subsidiary of Crescent

     1.5       Promissory Note of Crescent/Monument and Collateral Note

     1.9       Financial Statements of Powerhouse

     1.10      Liabilities Not Included in Financial Statements

     1.11      Material Changes of Crescent

     1.12      Fixed Assets of Crescent

     1.13      Leases of Crescent

     1.14      Tax Returns of Crescent

     1.15      Transactions with Affiliates of Crescent

     1.16      Contracts and Commitments of Crescent

     1.17      Compliance with Contracts of Crescent

     1.18      Insurance Policies of Crescent

     1.19      Labor Difficulties of Crescent

     1.20      Litigation Involving Crescent

     1.22      Compliance with Laws by Crescent

     1.23      Environmental Compliance by Crescent

     1.24      Employee Benefits of Crescent

     1.29      Real Properties Held by Crescent

     2.1       Articles of Incorporation and Bylaws of Monument

     2.4       Outstanding Options and Warrants for Monument

     2.9       Financial Statements

     2.11      Certain Changes of Monument

     2.12      Plant and Equipment of Monument

     2.13      Leases of Monument

     2.14      Tax Returns of Monument

     2.25      Personnel of Monument

     2.28      Real Properties of Monument

     3.2       Valuation of Crescent's and Monument's Assets

     7.3       Registration Costs

Note: Additional Schedules referred to in the Agreement and Plan of Reorganization contain the word "none" or were not provided.


                                 ADDENDUM TO
                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS ADDENDUM TO AGREEMENT AND PLAN OF REORGANIZATION is made and entered into this 22nd day of March, 1996, by and among Monument Resources, Inc. ("Monument"), a Colorado corporation, Crescent Oil & Gas Corporation ("Crescent"), a Delaware corporation and Powerhouse Resources, Inc. ("Powerhouse"), a Colorado corporation.

     WHEREAS, an Agreement and Plan of Reorganization dated February 23, 1996 has heretofore been executed by the parties; and

     WHEREAS, the parties wish to make certain changes in the terms and conditions set forth therein;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth and the mutual benefits of the parties to be derived here from, it is hereby agreed as follows:

     1. Section 3.3 of the Agreement and Plan of Reorganization is hereby amended to delete the date March 15, 1996 and to substitute therefore the date March 22, 1996. The dates will also be changed accordingly in other sections of the Agreement and Plan of Reorganization, and in particular Section 5.5 thereof, which date shall also be changed in said section to March 22, 1996; provided however that closing shall be into escrow and the shares to be exchanged will only be released from such escrow if the loan described in
Section 5.5 is repaid by April 5, 1996. Failure to pay such loan by such date will terminate the escrow and the Agreement and Plan of Reorganization.

     2.   The Suimork Oil Depot ("Suimork") property is to be deleted from
Schedule 3.2 appended to the referenced Agreement and Plan of Reorganization. Suimork is to be listed on Schedule 3.2A and valued at 600,000 shares of Common Stock to be represented by a proportionate number of the shares of Preferred Stock to be issued hereunder. The Board of Directors of Monument shall have three months to conduct due diligence investigations of the Suimork project and during such three month period may in its sole discretion accept or reject such opportunity. If rejected, Suimork shall remain the property of Powerhouse. If accepted, the 600,000 equivalent shares of Common Stock shall be treated the same as the initial 3,000,000 shares described below.

     3. Section 3.2(b) of the Agreement and Plan of Reorganization shall be amended to provide that the shares of non-voting Preferred Stock of Monument shall be automatically convertible into 3,000,000 shares of Monument's no par value Common Stock simultaneously with the earlier of (i) sale of such shares or (ii) the effectiveness of a Registration Statement on Form S-1 filed with the United States Securities & Exchange Commission. In addition, shares of Monument's non-voting Preferred Stock representing 1,000,000 shares of Monument Common Stock shall be issued, as of the Closing Date, into escrow to be held by such escrow agent until the sale of the shares or the effective date of the Registration Statement referred to in the preceding sentence. If at such date of sale or upon such effective date Powerhouse has paid, if necessary, one-half of its share of registration costs provided in Section 7.3 of the Agreement and Plan of Reorganization or as called for in paragraph 4 below (valued at $50,000), and/or if it has paid or otherwise provided for the obligation to Alan Arnold (valued at $100,000) as set forth in Section 5.6, and/or if it has paid or otherwise satisfied liabilities associated with the Kansas oil properties (assumed to be $50,000), then such shares shall be released to Powerhouse and will be treated the same as the initial 3,000,000 shares described above. If any one or two or three of the foregoing obligations are not met, the number of shares to be distributed to Powerhouse will be reduced accordingly based on the ratio that the particular item involved bears to the total of the three items (i.e., $200,000). In connection herewith, Sections 5.6 and 7.3 of the Agreement and Plan of Reorganization are hereby deleted and replaced with the potential reduction in shares payable to Powerhouse as described above in this paragraph.

     4. All shares of non-voting Preferred Stock issued or issuable under the Agreement and Plan of Reorganization as modified by this Addendum shall be held in Trust by a Trust Committee consisting of Malcolm Stone, Dennis C. Dowd and Hunter S. Swanson. The Board of Monument shall determine succession to the Trust Committee necessitated for any reason including, but not limited to, resignation, infirmity or death. Majority vote of the Trustees shall be required for all decisions of the Trust. The Trustees shall use their best efforts during the one year period from April 5, 1996 to sell the shares of Common Stock into which such shares of Preferred Stock are convertible (i) in a manner designed not to disrupt, either in the short term or long term, an orderly market in Monument's trading securities; (ii) conduct such sales in the United Kingdom with and in compliance with its laws and the securities laws of the United States or in any other jurisdiction if such sale is in accordance with applicable law; and (iii) failing the above, will cause such shares to be distributed on a pro rata basis to Powerhouse shareholders as soon as reasonably practicable after such one year period (or its extension), or before if it is deemed necessary to qualify such shares of Common Stock for NASDAQ SmallCap trading; provided however, if at April 4, 1997 fewer than 25% of the common shares issued pursuant to the Agreement and Plan of Reorganization are still held by the Trust, the Trustees may extend their right to manage and sell such shares for an additional year through April 5, 1998. Finally, Monument shall have a three-day right of first refusal to purchase such shares at the price offered by any bona-fide purchaser and Monument shall have an absolute right, at any time such shares are held by the Trust to purchase any or all of such shares at a price of $0.50 (U.S.) per share.

     5. If a prorated distribution to shareholders occurs, Monument shall not be required to issue fractional shares nor shares in less than one round lot (i.e., 100 shares) unless, in the sole discretion of this Board of Directors of Monument, it deems it prudent to issue shares in amounts of fewer than one round lot (i.e., 100 shares).

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Addendum to Agreement and Plan of Reorganization to be executed by their respective officers, hereunto duly authorized.

                                   ("Monument")
                                   MONUMENT RESOURCES, INC.


                                   By: /s/ Anton G. Foust
                                        Anton G. Foust, President

                                   ("Crescent")
                                   CRESCENT OIL & GAS CORPORATION

                                   By: /s/ Dennis C. Cowd
                                        Dennis C. Dowd, Vice President
                                        and Director

                                   ("Powerhouse")
                                   POWERHOUSE RESOURCES, INC.

                                   By: /s/ Malcolm Stone
                                        Malcolm Stone, Chairman